Exhibit 10.1

+1 708 551 2600 ingredion.com
Ingredion Incorporated 5 Westbrook Corporate Center Westchester, Illinois 60154 United States t: +1 708 551 2600 w: ingredion.com

PERSONAL & CONFIDENTIAL

June 30th, 2020

Jorgen Kokke

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Dear Jorgen,

I am pleased to confirm your promotion to the position of Executive Vice President and President, Americas. The effective date of this promotion will be October 1st, 2020. You will continue to be based in our Westchester, IL location and continue to report to Jim Zallie, President and Chief Executive Officer. Save as varied by this letter your terms and conditions of employment with the Company remain unchanged.

Details of this promotion include:

•	Your new annual base salary will be $642,000. Your next salary review will take place February 2021.
•	You will continue to participate in the Annual Incentive Plan (AIP) with an 80% target.
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You will continue to participate in the Long-Term Incentive Plan (LTIP). All awards granted as an eligible participant of this program are based on performance. Your February 2021 grant will be $1,200,000.

•	Your new grade will remain O.

We appreciate the significant contributions you have made to Ingredion and look forward to your continued success in this new role.

Sincerely,

Elizabeth Adefioye

Senior Vice President and Chief Human Resources Officer